UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2019

Vantage Energy Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38057	81-5277998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5221 N. O’Connor Blvd., 11th Floor, Irving, TX 75039

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 432-1440

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on November 6, 2018, Vantage Energy Acquisition Corp. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with QEP Energy Company, a Delaware corporation (“QEP Seller”), and Vantage Acquisition Operating Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“OpCo”), relating to the proposed acquisition by the Company, through OpCo, of certain oil and natural gas assets located primarily in the Williston Basin in North Dakota and Montana. On February 20, 2019, the Company, QEP Seller and OpCo mutually agreed to terminate the Purchase Agreement. The termination of the Purchase Agreement is effective as of February 20, 2019.

Item 7.01 Regulation FD Disclosure

On February 20, 2019, the Company issued a press release announcing the termination of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description
99.1	Press Release dated February 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Energy Acquisition Corp.

Dated: February 20, 2019	By:	/s/ David D. Wolf
Name: David D. Wolf
Title: Chief Financial Officer

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